                        THE COMPANIES LAW (2007 REVISION)
                              OF THE CAYMAN ISLANDS
                            COMPANY LIMITED BY SHARES

                              AMENDED AND RESTATED
                     MEMORANDUM AND ARTICLES OF ASSOCIATION

                                       OF

              MORGAN STANLEY COMMODITIES ALPHA FUND (CAYMAN), LTD.

                                        Certified to be a true and correct copy:

                                        Sig: /s/ Flossiebell M. Maragh
                                             --------------------------
                                             Flossiebell M. Maragh

                                        Date: 4 March, 2008

                        THE COMPANIES LAW (2007 REVISION)
                              OF THE CAYMAN ISLANDS
                            COMPANY LIMITED BY SHARES

                              AMENDED AND RESTATED
                            MEMORANDUM OF ASSOCIATION
                                       OF
              MORGAN STANLEY COMMODITIES ALPHA FUND (CAYMAN), LTD.
         (ADOPTED PURSUANT TO A SPECIAL RESOLUTION DATED 3 MARCH 2008)

1     The name of the Company is MORGAN STANLEY COMMODITIES ALPHA FUND (CAYMAN),
      LTD.

2     The Registered Office of the Company shall be at the offices of Maples
      Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman,
      KY1-1104, Cayman Islands, or at such other place within the Cayman Islands as the Directors may decide.

3     The objects for which the Company is established are unrestricted and the
      Company shall have full power and authority to carry out any object not prohibited by law.

4     The liability of each Shareholder is limited to the amount unpaid on such
      Shareholder's Shares.

5     The share capital of the Company is US$50,000 divided into 5,000,000
      Shares of US$0.01 par value each.

6     The Company has power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the
      Cayman Islands and to be deregistered in the Cayman Islands.

7     Capitalised terms that are not defined in this Memorandum of Association bear the same meaning given to those terms in the Articles of Association of the Company.

[SEAL OF REGISTRAR OF COMPANIES EXEMPTED CAYMAN ISLANDS]

                                        Certified to be a true and correct copy:

                                        Sig: /s/ Flossiebell M. Maragh
                                             --------------------------
                                             Flossiebell M. Maragh

                                        Date: 4 March, 2008

                        THE COMPANIES LAW (2007 REVISION)
                              OF THE CAYMAN ISLANDS
                            COMPANY LIMITED BY SHARES

                              AMENDED AND RESTATED
                             ARTICLES OF ASSOCIATION
                                       OF
              MORGAN STANLEY COMMODITIES ALPHA FUND (CAYMAN), LTD.
         (ADOPTED PURSUANT TO A SPECIAL RESOLUTION DATED 3 MARCH 2008)

1     INTERPRETATION

1.1   In these Articles, Table A in the First Schedule to the Statute does not apply and unless there is something in the subject or context inconsistent therewith:

      "ADMINISTRATOR"                 means the person, firm or corporation
                                      appointed and from time to time acting as
                                      administrator of the Company.

      "ARTICLES"                      means these articles of association of the
                                      Company.

      "AUDITOR"                       means the person (if any) for the time
                                      being performing the duties of auditor of
                                      the Company.

      "BUSINESS DAY"                  means any day normally treated as a
                                      business day in such places and/or on such
                                      markets as the Directors may from time to
                                      time determine.

      "CAYMAN ISLANDS"                means the British Overseas Territory of
                                      the Cayman Islands.

      "CLASS"                         means a separate class of Share (and
                                      includes any sub-class of any such class).

      "COMPANY"                       means the above-named Company.

      "DIRECTORS"                     means the directors for the time being of
                                      the Company.

      "DOLLARS" or "US$"              refers to the currency of the United
                                      States.

      "ELECTRONIC RECORD"             has the same meaning as in the Electronic
                                      Transactions Law.

      "ELECTRONIC TRANSACTIONS LAW"   means the Electronic Transactions Law
                                      (2003 Revision) of the Cayman Islands.

      "ELIGIBLE INVESTOR"             means a person eligible to hold Shares, as
                                      determined from time to time by the
                                      Directors.

[SEAL OF REGISTRAR OF COMPANIES EXEMPTED CAYMAN ISLANDS]

                                                                               2

      "INVESTMENT MANAGER"            means the person, firm or corporation
                                      appointed and for the time being acting as
                                      the investment manager of the Company.

      "MEMORANDUM"                    means the memorandum of association of the
                                      Company.

      "NET ASSET VALUE"               means the value of the assets less the
                                      liabilities of the Company, or of a
                                      Separate Account (as the context may
                                      require), calculated in accordance with
                                      these Articles.

      "NET ASSET VALUE PER SHARE"     means the amount determined in accordance
                                      with these Articles as being the Net Asset
                                      Value per Share of a particular Class
                                      and/or Series.

      "OFFERING MEMORANDUM"           means an offering memorandum relating to
                                      Shares of any Class and/or Series as
                                      amended or supplemented from time to time.

      "ORDINARY RESOLUTION"           means a resolution passed by a simple
                                      majority of the votes of such Shareholders
                                      as, being entitled to do so, vote in
                                      person or, where proxies are allowed, by
                                      proxy at a general meeting, and includes a
                                      unanimous written resolution.

      "REDEMPTION DATE"               means, in relation to any Class and/or
                                      Series of redeemable Shares, such day or
                                      days as are set out in the Offering
                                      Memorandum or as may be specified by the
                                      Directors from time to time, upon which a
                                      Shareholder is entitled to require the
                                      redemption of Shares of that Class and/or
                                      Series.

      "REDEMPTION FEE"                means such fee (if any) payable by a
                                      Shareholder to the Company on a redemption
                                      of Shares, as the same may be determined
                                      by the Directors and disclosed to the
                                      Shareholder at the time of its
                                      subscription for such Shares.

      "REDEMPTION NOTICE"             means a notice in a form approved by the
                                      Directors by which a holder of Shares is
                                      entitled to require the Company to redeem
                                      its Shares.

      "REDEMPTION PRICE"              means the price determined in accordance
                                      with these Articles at which redeemable
                                      Shares of the relevant Class and/or Series
                                      may be redeemed.

      "REGISTER OF SHAREHOLDERS"      means the register of Shareholders, which
                                      shall be maintained in accordance with the
                                      Statute and includes (except where
                                      otherwise stated) any duplicate Register
                                      of Shareholders.

      "REGISTERED OFFICE"             means the registered office for the time
                                      being of the Company.

      "SALES CHARGE"                  means such sales charge (if any)
                                      determined by the Directors as being
                                      payable by a subscriber on a subscription
                                      for Shares of any Class and/or Series.

                                                                               3

      "SEAL"                          means the common seal of the Company and
                                      includes every duplicate seal.

      "SEPARATE ACCOUNT"              means a separate internal account of the
                                      Company which the Directors may establish
                                      and cause to be maintained in accordance
                                      with these Articles.

      "SERIES"                        means a separate series of Share (and
                                      includes any sub-series of any such
                                      series).

      "SHARE"                         means a participating redeemable Share in
                                      the capital of the Company of US$0.01 par
                                      value and having the rights provided for
                                      in these Articles. Shares may be divided
                                      into Classes in the discretion of the
                                      Directors in accordance with the
                                      provisions of these Articles and each
                                      Class may be further divided into
                                      different Series of Shares and the term
                                      "Share" shall include all such Classes and
                                      Series of Share, as well as any fraction
                                      of a Share.

      "SHAREHOLDER"                   means each person whose name is, from time
                                      to time and for the time being, entered in
                                      the Register of Shareholders as the holder
                                      of one or more Shares.

      "SPECIAL RESOLUTION"            has the same meaning as in the Statute,
                                      and includes a unanimous written
                                      resolution.

      "STATUTE"                       means the Companies Law (2007 Revision) of
                                      the Cayman Islands.

      "SUBSCRIPTION DATE"             means, in relation to Shares of any Class
                                      and/or Series, such day or days as are set
                                      out in the Offering Memorandum or as may
                                      be specified by the Directors from time to
                                      time upon which a person may subscribe for
                                      Shares of that Class and/or Series.

      "SUBSCRIPTION PRICE"            means the price determined in accordance
                                      with these Articles at which Shares of the
                                      relevant Class and/or Series may be
                                      subscribed.

      "SUSPENSION"                    means a determination by the Directors to
                                      postpone or suspend (i) the calculation of
                                      the Net Asset Value of Shares of one or
                                      more Classes and/or Series (and the
                                      applicable Valuation Date); (ii) the issue
                                      of Shares of one or more Classes and/or
                                      Series (and the applicable Subscription
                                      Date); (iii) the redemption of Shares of
                                      one or more Classes and/or Series (and the
                                      applicable Redemption Date); and/or (iv)
                                      the payment of any redemption proceeds
                                      (even if Valuation Dates and Redemption
                                      Dates are not postponed).

      "TRANSFER"                      means, in respect of any Share, any sale,
                                      assignment, exchange, transfer, pledge,
                                      encumbrance or other disposition

                                                                               4

                                      of the legal or beneficial interest in
                                      that Share, and "TRANSFERRED" shall be
                                      construed accordingly.

      "VALUATION DATE"                means, in relation to each Class and/or
                                      Series of Shares, the Business Day or
                                      Business Days determined from time to time
                                      by the Directors to be the day or days on
                                      which the Net Asset Value per Share of
                                      that Class and/or Series is calculated.

      "VALUATION POINT"               means, with respect to any Class and/or
                                      Series, the time or times on the Valuation
                                      Date of such Class and/or Series at which
                                      the Directors determine that the Net Asset
                                      Value per Share of that Class and/or
                                      Series shall be calculated.

1.2   In these Articles :

      (a)   the singular number includes the plural number and vice versa;

      (b)   the masculine gender includes the feminine gender;

      (c)   persons includes corporations;

      (d)   "written" and "in writing" include all modes of representing or reproducing words in visible form, including in the form of an
            Electronic Record;

      (e)   "shall" shall be construed as imperative and "may" shall be construed as permissive;

      (f)   references to provisions of any law or regulation shall be construed as references to those provisions as amended, modified, re-enacted or replaced from time to time;

      (g)   any phrase introduced by the terms "including", "include", "in particular" or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;

      (h)   the term "and/or" is used herein to mean both "and" as well as "or."
            The use of "and/or" in certain contexts in no respects qualifies or modifies the use of the terms "and" or "or" in others. "Or" shall not be interpreted to be exclusive, and "and" shall not be interpreted to require the conjunctive -- in each case, unless the context otherwise requires;

      (i)   any reference to the powers of the Directors shall include, when the context admits, the service providers or any other person to whom the Directors may delegate their powers;

      (j)   section 8 of the Electronic Transactions Law shall not apply; and

      (k)   headings are inserted for reference only and shall be ignored in construing these Articles.

2     COMMENCEMENT OF BUSINESS

2.1   The business of the Company may be commenced as soon after incorporation as the Directors shall see fit.

                                                                               5

2.2   The Directors may pay, out of the capital or any other monies of the
      Company, all expenses incurred in or about the formation and operation of the Company, including the expenses of registration and the initial offering of Shares.

3     SERVICE PROVIDERS

3.1   The Directors may appoint any person, firm or corporation to act as a service provider to the Company (whether in general or in respect of any
      Class and/or Series of Shares) and may entrust to and confer upon any such service providers any of the functions, duties, powers and discretions exercisable by them as Directors, upon such terms and conditions
      (including as to remuneration payable by the Company) and with such powers of delegation, but subject to such restrictions, as they think fit.
      Without limiting the generality of the foregoing, such service providers may include managers, investment advisers, administrators, registrars, transfer agents, custodians and prime brokers.

3.2   Without prejudice to the generality of the preceding Article, the
      Directors may appoint any person, firm or corporation to act as the
      Investment Manager with respect to the assets of the Company (whether in general or in respect of any Class and/or Series of Shares). The Directors may entrust to and confer upon the Investment Manager any of the functions, duties, powers and discretions exercisable by them as Directors upon such terms and conditions (including as to remuneration payable by the Company) and with such powers of delegation, but subject to such restrictions, as they think fit.

4     SHARE CAPITAL

4.1   Subject to these Articles, the Directors may allot, issue, grant options or warrants over, or otherwise dispose of, Shares in separate Classes and/or Series with different terms, preferences, privileges or special rights including, without limitation, with respect to investment strategy and/or policy, participation in assets, profits and losses of the Company, voting, fees charged (including management, performance and incentive fees), redemption privileges, allocation of costs and expenses (including, without limitation, the costs and expenses incurred in any hedging activities and any profits and losses arising therefrom) as the Directors may, in their absolute discretion, determine.

4.2   On or before the allotment of any Share the Directors shall resolve the
      Class and/or Series to which such Share shall be designated. Each Class and/or Series shall be specifically identified. The Directors may re-designate any Share as part of another Class and/or Series.

4.3   Notwithstanding the currency in which the par value of the Shares is denominated, the Directors may specify any currency as the currency in which the Subscription Price, Redemption Price and Net Asset Value of
      Shares of a Class and/or Series is calculated.

4.4   The Company shall not issue Shares to bearer.

4.5   Fractional Shares may be issued.

4.6   Unless the Directors determine otherwise, Shares shall only be issued as fully paid-up.

4.7   No right of pre-emption or first refusal shall attach to any Shares.

                                                                               6

5     ALLOTMENT AND ISSUE OF SHARES

5.1   The Directors may from time to time allot and issue Shares of any Class and/or Series. The Directors may, in their discretion, refuse to allot and issue any Shares, and shall not issue any Shares to or for the account of an investor who is not an Eligible Investor. If the Directors have declared a Suspension of the Net Asset Value of Shares of any Class and/or
      Series, no Shares of that Class or Series (as appropriate) shall be issued until the Suspension has ended.

5.2   The Directors shall determine the Subscription Price and the time of issue of the first issue of Shares of any Class and/or Series. Thereafter, the
      Directors may allot and issue Shares of the same Class and/or Series on any Subscription Date provided that such additional Shares are issued at a
      Subscription Price equal to not less than the Net Asset Value per Share of such Class and/or Series calculated on the relevant Subscription Date (or if the Subscription Date is not also a Valuation Date then on the immediately preceding Valuation Date).

5.3   The Directors may add to the Subscription Price per Share (before making any rounding adjustment) an amount which they consider to be an appropriate allowance to reflect fiscal and purchase charges which would be incurred for the account of the Company in investing an amount equal to the Subscription Price. The Directors may also add, in their discretion, a
      Sales Charge and/or an amount equal to any stamp duty and any other governmental taxes or charges payable by the Company with respect to the issue of such Shares.

5.4   An applicant for Shares shall pay for such Shares in such currencies, in such manner, at such time, in such place and to such person acting on behalf of the Company as the Directors may from time to time determine.

5.5   Shares shall be issued in such minimum numbers as the Directors may specify either generally or in any particular case; likewise the Directors may from time to time prescribe an amount as the minimum subscription amount.

5.6   The Directors may resolve to accept non-cash assets in satisfaction (in whole or in part) of the Subscription Price.

5.7   The Directors may require an applicant for Shares to pay to the Company for the benefit of any selling agent such selling commissions or such organisational charges as may have been disclosed to such applicant. The
      Directors may differentiate between applicants as to the amount of such selling commissions or such organisational charges.

5.8   The Company may, in so far as the Statute permits, pay a commission to any person in consideration of that person subscribing or agreeing to subscribe whether absolutely or conditionally for any Shares. Such commissions may be satisfied by the payment of cash and/or the issue of fully or partly paid-up Shares. The Company may also on any issue of
      Shares pay such brokerage as may be lawful.

6     SEPARATE ACCOUNTS

6.1   The Directors shall have the power to establish and maintain, with respect to Shares of any Class and/or Series, a Separate Account, to record
      (purely as an internal accounting matter) the allocation, on a differentiated basis, of the assets and liabilities of the Company to the holders of Shares of any such Class and/or a Series in a manner consistent with the methodology set forth in the Offering Memorandum and the rights otherwise attaching to the Shares.

                                                                               7

6.2   The proceeds from the issue of Shares of any Class and/or Series shall be applied in the books of the Company to the Separate Account established for Shares of that Class and/or Series. The assets and liabilities and income and expenditure attributable to that Separate Account shall be applied to such Separate Account and, subject to the provisions of these
      Articles, to no other Separate Account.

6.3   Where any asset is derived from another asset (whether cash or otherwise), such derivative asset shall be applied in the books of the Company to the same Separate Account as the asset from which it was derived, and on each revaluation of an asset the increase or diminution in value shall be applied to the same Separate Account and, subject to the provisions of these Articles, to no other Separate Account.

6.4   In the case of any asset or liability of the Company which the Directors do not consider is attributable to a particular Separate Account, the
      Directors shall have discretion to determine the basis upon which any such asset or liability shall be allocated between or among Separate Accounts.

6.5   The Directors may, in the books of the Company, allocate assets and liabilities to and from Separate Accounts if, as a result of a creditor proceeding against certain of the assets of the Company or otherwise, a liability would be borne in a different manner from that in which it would have been borne if applied under the foregoing Articles.

6.6   The Directors may from time to time transfer, allocate or exchange an asset or liability from one Separate Account to another Separate Account provided that at the time of such transfer, allocation or exchange the
      Directors form the opinion (in good faith) that the value in money or money's worth of each such asset or liability transferred, allocated or exchanged is not significantly less or more than the value in money or money's worth received by the Separate Account from which such asset or liability is transferred, allocated or exchanged.

7     DETERMINATION OF NET ASSET VALUE

7.1   The Net Asset Value and Net Asset Value per Share of each Class and/or
      Series shall be determined by or on behalf of the Directors as at the relevant Valuation Point on each relevant Valuation Date.

7.2   In calculating the Net Asset Value and the Net Asset Value per Share the
      Directors shall apply such generally accepted accounting principles as they may determine.

7.3   The assets and liabilities of the Company shall be valued in accordance with such policies as the Directors may determine. Absent bad faith or manifest error, any valuation made pursuant to these Articles shall be binding on all persons.

7.4   Unless otherwise determined by the Directors in any resolution creating a
      Class and/or Series of Share or as otherwise disclosed in any Offering
      Memorandum, the Net Asset Value per Share of each Class (or Series) shall be determined by allocating pro rata the Net Asset Value, as at the relevant Valuation Point, of the Company and/or of the relevant Separate
      Account among each Class and/or Series, adjusting the amount so calculated to reflect any fees, costs, foreign exchange items or other assets or liabilities which are properly attributable to a specific Class and/or
      Series and then by dividing the resultant amount by the number of Shares of such Class and/or Series then in issue.

                                                                               8

7.5   The Directors may determine that the Net Asset Value of any Class and/or
      Series shall be definitively determined on the basis of estimates and that such determination shall not be modified to reflect final valuations.

7.6   Any expense or liability may be amortised over such period as the
      Directors may determine.

7.7   The Directors may establish such reserves as they deem reasonably necessary for Company expenses and any other contingent Company liabilities, and may, upon the reversal or release of such reserves, apply any monies resulting therefrom in such manner as they may, in their absolute discretion, determine.

7.8   Net Asset Value per Share shall be rounded to the nearest cent or such other amount as the Directors may determine and the benefit of any such roundings may be retained by the Company.

7.9   If the liabilities of a Separate Account exceed its assets on a calculation of Net Asset Value on a Valuation Date then the Directors may attribute the amount by which the liabilities exceed the assets between the other Separate Accounts according to the respective Net Asset Value of the other Separate Accounts and treat them as a liability of each such
      Separate Account.

7.10  The Directors may cause the Company to issue new Shares at par or to compulsorily redeem at par such number of Shares as they consider necessary to address, in such manner as they consider equitable, any prior miscalculation of Net Asset Value or Net Asset Value per Share. The
      Company shall not be required to pay to the holder the redemption proceeds of any such compulsorily redeemed Shares, which proceeds shall be retained by the Company.

8     SUSPENSIONS

8.1   The Directors may, from time to time, in their absolute discretion and for any reason, declare a Suspension.

8.2   The Directors shall promptly notify all affected Shareholders of any such
      Suspension and shall promptly notify such Shareholders upon termination of such Suspension.

9     TRANSFER OF SHARES

9.1   Shares may not be Transferred without the prior written approval of the
      Directors (which may be withheld for any or no reason) provided that the
      Directors may waive this requirement to the extent that they deem appropriate in connection with the listing of any Class or Series of Share on a stock exchange.

9.2   The Directors shall not register any Transfer of any Share to any person who is, in the opinion of the Directors, not an Eligible Investor.

9.3   Any proposed transferee shall provide to the Directors such information and documents as the Directors may request, including, without limitation, such documents or information as the Directors deem necessary or desirable:

      (a)   to enable the Directors to determine that the proposed transferee is an Eligible Investor; and

                                                                               9

      (b)   to enable the Company to comply with all applicable laws, including anti-money laundering laws.

9.4   The instrument of Transfer of any Share shall be in writing and shall be executed by or on behalf of the transferor (and, if the Directors so require, signed by or on behalf of the transferee). The transferor shall be deemed to remain the holder of a Share until the name of the transferee is entered in the Register of Shareholders.

10    TRANSMISSION OF SHARES

10.1  If a Shareholder dies, the survivor or survivors (where the Shareholder was a joint holder) or his or her legal personal representatives (where the Shareholder was a sole holder) shall be the only persons recognised by the Company as having any title to the Shareholder's interest in the
      Company. The death of any Shareholder shall not operate to relieve, waive or reduce any liabilities attaching to the Shareholder's Shares at the time of death and such liabilities shall continue to bind any survivor or survivors, or any personal representative, as the case may be.

10.2  Any person becoming entitled to a Share in consequence of the death or bankruptcy, or the liquidation or dissolution of a Shareholder (or in any other way than by Transfer) and who is an Eligible Investor may, upon delivery to the Directors of such evidence as may from time to time be required by them of:

      (a)   such person's entitlement to such Shares; and/or

      (b)   such person's status as an Eligible Investor,

      elect, either to become the holder of such Share or to have such Share
      Transferred to another Eligible Investor nominated by such person. If such person elects to become the holder of such Share, such person shall give notice in writing to the Directors to that effect, but the Directors shall, in either case, have the same right to decline registration of such person as a holder of such Share as they would have had in the case of a
      Transfer of the Share by that Shareholder before his or her death or bankruptcy, or liquidation or dissolution, as the case may be.

10.3  Any person becoming entitled to a Share in consequence of the death or bankruptcy, or the liquidation or dissolution, of a Shareholder (or in any other way than by Transfer) and who is not an Eligible Investor shall not be registered as the holder of such Share and shall promptly Transfer such
      Share to an Eligible Person in accordance with these Articles.

10.4  A person becoming entitled to a Share by reason of the death or bankruptcy or liquidation or dissolution of the holder (or in any other case than by
      Transfer), and who is an Eligible Investor, shall be entitled to the same dividends and other advantages to which such person would be entitled if such person were the registered holder of such Share. However, the person shall not, before becoming a Shareholder in respect of a Share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company and the Directors may at any time give notice requiring any such person to elect either to be registered himself or to have some person nominated by him become the holder of the Share
      (but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the relevant Shareholder before his death or bankruptcy or liquidation or dissolution or any other case than by transfer, as the case may be). If the notice is not complied with within ninety days the
      Directors may thereafter withhold payment of all

                                                                              10

      dividends, bonuses or other monies payable in respect of the Share until the requirements of the notice have been complied with.

11    REDEMPTION OF SHARES

11.1  Subject to any provisions relating to a specific Class and/or Series as set out in the Offering Memorandum or these Articles or in any resolution constituting a Class and/or Series or otherwise forming part of the special rights of such Shares, a Shareholder may require the redemption of all or any of such Shareholder's Shares by serving a Redemption Notice on the Company. Unless timely receipt is waived by the Directors in a particular case, a Redemption Notice shall be required to be received on a
      Redemption Date with respect to such Shares (or such number of days prior to such Redemption Date as may be determined by the Directors). Any
      Shareholder redeeming Shares shall submit to the Directors the share certificate (if any) issued in respect of those Shares. The Company shall redeem such Shares at the Redemption Price, being an amount equal to the
      Net Asset Value per Share of the relevant Class and/or Series calculated on the relevant Redemption Date (or if the Redemption Date is not a
      Valuation Date then on the immediately preceding Valuation Date).

11.2  The Directors may deduct any Redemption Fee from the Redemption Price. The
      Directors may also deduct such amount which they consider to be an appropriate allowance to reflect fiscal and sale charges which would be incurred for the account of the Company in realising assets or closing out positions to provide funds to meet any redemption request.

11.3  A Shareholder may not withdraw a Redemption Notice once submitted to the
      Company unless (a) the Directors shall have postponed or suspended (i) the calculation of the Net Asset Value of Shares of the relevant Classes and/or Series or (ii) the redemption of Shares of the relevant Classes and/or Series or (b) the Directors determine (in their sole discretion) to permit the withdrawal of such redemption request (which they may do in whole or in part). If a Suspension of redemptions of Shares of the relevant Class and/or Series has been declared by the Directors, the right of a Shareholder to have its Shares redeemed shall be suspended and during the period of Suspension the Shareholder may withdraw its Redemption
      Notice. Any withdrawal of the Redemption Notice shall be made in writing and shall only be effective if actually received by the Company before the termination of the period of Suspension. If the Redemption Notice is not withdrawn, any Shares the redemption of which has been suspended shall be redeemed once the Suspension has ended at the Redemption Price for Shares of the relevant Class and/or Series calculated at the Valuation Point on the Valuation Date next following the end of the Suspension.

11.4  If the Directors receive Redemption Notices in respect of Shares on any
      Valuation Date which, in aggregate, represent Net Asset Value in excess of such proportion of the Net Asset Value of the Company (or of the relevant
      Class and/or Series) on that Valuation Date as the Directors may determine, the Directors may refuse to redeem all such Shares which are subject to the Redemption Notices, but in such circumstances the Directors may scale down the amounts to be redeemed to such extent and in such manner as they consider may be necessary. Where any redemption requests have been scaled down pursuant to this Article, the Directors may determine that any Redemption Notices which have been postponed from any prior Redemption Date shall have priority on any subsequent Redemption
      Date, or may take such other steps in respect of such postponed Redemption
      Notices as they deem appropriate.

11.5  If the Company is required by the laws of any relevant jurisdiction to make a withholding from any redemption monies payable to the holder of
      Shares the amount of such withholding shall be deducted from the redemption monies otherwise payable to such person.

                                                                              11

11.6  No redemption of part of a Shareholder's holding of Shares of any one
      Class and/or Series may be made if, as a result thereof, such Shareholder would hold fewer Shares of such Class and/or Series than such minimum number or value of Shares of such Class and/or Series as may from time to time be specified (either generally or in any particular case or cases) by the Directors. If such partial redemption would reduce such Shareholder's holding of Shares to less than such minimum holding, the Directors may, in their discretion, elect to compulsorily redeem all of such Shareholder's
      Shares.

11.7  The Company may, in the absolute discretion of the Directors, refuse to make a redemption payment to a Shareholder if the Directors suspect or are advised that the payment of any redemption proceeds to such Shareholder may result in a breach or violation of any anti-money laundering law by any person in any relevant jurisdiction, or if such refusal is necessary to ensure the compliance by the Company, its Directors, the Administrator or any other service provider of the Company with any anti-money laundering law in any relevant jurisdiction.

11.8  Any amount payable to a Shareholder for the redemption of Shares shall be paid in such currency or currencies as the Directors may determine. The
      Company shall remit redemption proceeds (net of the costs of remittance)
      by cheque or wire transfer within such period or periods as the Directors shall have disclosed to the Shareholder at the time of its subscription for Shares or, in the absence of any such disclosure, within such period or periods as the Directors shall determine. In the absence of directions as to payment the Company may remit redemption proceeds by cheque to the address of the Shareholder appearing on the Register of Shareholders or by wire transfer to such account as the Directors deem appropriate in the circumstances. The Company shall not be liable for any loss resulting from this procedure.

11.9  On any redemption of Shares the Directors shall have the power to divide in specie the whole or any part of the assets of the Company and to appropriate such assets in satisfaction or part satisfaction of the
      Redemption Price and any other sums payable on redemption as provided in these Articles.

11.10 Once a Share is redeemed the Shareholder shall cease to be entitled to any rights in respect of it (except the right to receive the redemption proceeds in respect thereof and any dividend which has been declared but not paid prior to the relevant Redemption Date). The Shareholder's name shall be removed from the Register of Shareholders in respect of that
      Share and that Share shall be available for re issue, and until re issue shall form part of the authorised and unissued share capital of the
      Company.

11.11 Upon the written request of a Shareholder or prospective Shareholder in a form acceptable to the Directors, the Company may, in the discretion of the Directors, accept a standing redemption request from such Shareholder or prospective Shareholder pursuant to which the Company shall agree
      (without assuming any liability for failing to do so) to use its commercially reasonable efforts to redeem such Shareholder's Shares to the extent necessary to ensure that such Shareholder does not own over a specified percentage of the outstanding Shares of the Company or any Class and/or Series thereof; such percentage to be the percentage identified by such Shareholder or prospective Shareholder in such written request as being the percentage which such Shareholder's or prospective Shareholder's ownership cannot exceed without material risk of such Shareholder or prospective Shareholder being in violation of applicable law or regulation. Any such written request may be revoked by notice in writing to the Company from the affected Shareholder.

                                                                              12

12    COMPULSORY REDEMPTION

12.1  The Directors may cause the Company to redeem any or all of the Shares held by any person at the appropriate Redemption Price at any time and for any reason. If the Directors determine compulsorily to redeem any Shares under this Article they shall give the holder of the Shares such notice of the redemption as they shall have disclosed to the Shareholder at the time of its subscription for Shares or, in the absence of any such disclosure, within such period as the Directors shall determine.

12.2  Without prejudice to the generality of the foregoing, the Company may
      (without notice) compulsorily redeem the Shares of any Shareholder and, on behalf of such Shareholder, apply the proceeds of redemption in paying for new Shares to give effect to any exchange, conversion or roll-up policy disclosed to Shareholders pursuant to which Shares of one Class or Series
      (the "OLD SHARES") may, at the option of the Company, be exchanged for
      Shares of another Class or Series (the "NEW SHARES") by means of the redemption of the Old Shares and the immediate re-subscription of the redemption proceeds in paying up the New Shares.

13    DESIGNATED INVESTMENTS

      The Directors may, in their discretion, classify certain of the Company's investments which are deemed by the Directors or the Investment Manager to be illiquid or the value of which is not readily or reliably ascertainable or which may have a relatively long-term investment horizon as "DESIGNATED
      INVESTMENTS". Once so classified, Designated Investments shall be represented by a separate Class and/or Series of Shares which, unless otherwise determined by the Directors, shall be allotted only to those
      Shareholders who are holders of Shares at the time of such designation.
      The gains and losses attributable to Designated Investments shall be segregated and separately calculated and attributed amongst Shareholders holding Shares of the relevant Class or Series in such manner as the
      Directors, in their absolute discretion, consider fair and equitable.
      Shares of any such separate Class and/or Series may be issued by way of bonus or by way of conversion or exchange of all or part of a
      Shareholder's holding of Shares of another Class and/or Series. Similarly,
      Shares of a Designated Investment Class may be converted or exchanged back into Shares of the original Class and/or Series upon the Directors making a determination that the relevant investment no longer qualifies as a
      Designated Investment. The power to convert or exchange Shares of one
      Class and/or Series into Shares of another Class and/or Series may be effected by the Directors in any manner permitted by the Statute and the
      Articles, including the compulsory redemption of Shares of one Class and/or Series and the application of the proceeds of redemption in subscribing for Shares of the other Class and/or Series or by redesignating a portion of the Shares of any existing Class and/or Series as thereafter belonging to a new Class and/or Series. Shares of a Class or
      Series of Shares which represent Designated Investments shall not, unless the Directors otherwise determine, be redeemable at the option of the
      Shareholders holding such Shares.

14    PURCHASE OF SHARES

14.1  Subject to the provisions of the Statute and without prejudice to these
      Articles, the Company may purchase its own Shares (including any redeemable Shares) provided that the Shareholders approve the manner of purchase by Ordinary Resolution.

14.2  The Company may make a payment in respect of the redemption or purchase of its own Shares in any manner permitted by the Statute, including out of capital.

                                                                              13

15    VARIATION OF SHARE RIGHTS

15.1  Subject to the Statute, all or any of the special rights for the time being attached to any Class or Series of Shares in issue (unless otherwise provided by the terms of issue of those Shares) may from time to time
      (whether or not the Company is being wound up) be varied with the consent in writing of the holders of not less than two-thirds by Net Asset Value of the issued Shares of that Class or Series, or with the sanction of a resolution passed by a majority of at least two-thirds of the votes cast at a separate meeting of the holders of such Shares. To any such meeting all the provisions of these Articles as to general meetings shall mutatis mutandis apply, but so that any holder of a Share present in person or by proxy may demand a poll, and the quorum for any such meeting shall be
      Shareholders holding not less than twenty per cent. by Net Asset Value of the issued Shares of the relevant Class or Series.

15.2  For the purposes of a separate Class meeting, the Directors may treat two or more or all the Classes or Series of Shares as forming one Class or
      Series if the Directors consider that such Classes or Series would be affected in the same way by the proposals under consideration, but in any other case shall treat them as separate Classes or Series.

15.3  The special rights attached to each Class or Series of Share shall be deemed to be varied by the creation or issue of any Shares ranking in priority to them with respect to participation in the profits or assets of the Company, except where the Shares so created or issued are Shares in relation to which a Separate Account is established, and the priority granted to the holders of such Shares in relation to the profits or assets of such Separate Account (or any other assets of the Company) is no greater than the priority granted to the holders of the Shares of each other Class or Series then in issue in respect of the profits and assets of the Separate Accounts to which such last mentioned Shares relate.

15.4  Subject to the foregoing Articles, the special rights conferred upon the holders of Shares issued with preferred or other special rights shall not
      (unless otherwise expressly provided by the conditions of issue of such
      Shares) be deemed to be varied by:

      (a)  the creation, allotment or issue of further Shares ranking pari passu therewith;

      (b)  the repurchase or redemption of any Shares; or

      (c)  the exercise of the powers to allocate assets and charge liabilities to the various Separate Accounts or any of them and to transfer the same to and from the various Separate Accounts or any of them, as provided for in these Articles.

16    VARIATION OF TERMS

      The Directors, with the consent of the Investment Manager, shall have the absolute discretion to agree with a Shareholder to waive or modify the business terms applicable to such Shareholder's subscription for Shares
      (including those relating to management and performance fees and redemption terms) without obtaining the consent of any other Shareholder;
      provided that such waiver or modification does not amount to a variation of the special rights attaching to any Shares.

                                                                              14

17    CERTIFICATES FOR SHARES

17.1  A Shareholder shall only be entitled to a share certificate if the
      Directors resolve that share certificates shall be issued. Share certificates representing Shares, if any, shall be in such form as the
      Directors may determine. Share certificates shall be signed by one or more
      Directors or another person authorised by the Directors. The Directors may authorise certificates to be issued with the authorised signature(s)
      affixed by mechanical process. All certificates for Shares shall be consecutively numbered or otherwise identified and shall specify the
      Shares to which they relate. All certificates surrendered to the Company for transfer shall be cancelled and, subject to these Articles, no new certificate shall be issued until the former certificate representing a like number of relevant Shares shall have been surrendered and cancelled.

17.2  The Company shall not be bound to issue more than one certificate for
      Shares held jointly by more than one person and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them.

17.3  If a share certificate is defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and on the payment of such expenses reasonably incurred by the Company in investigating evidence, as the Directors may prescribe, and (in the case of defacement or wearing out) on delivery up of the old certificate.

18    REGISTER OF SHAREHOLDERS

      The Company shall maintain or cause to be maintained the Register of
      Shareholders.

19    CLOSING REGISTER OF SHAREHOLDERS AND FIXING RECORD DATE

19.1  For the purpose of determining Shareholders entitled to notice of, or to vote at any meeting of Shareholders or any adjournment thereof, or
      Shareholders entitled to receive payment of any dividend, or in order to make a determination of Shareholders for any other proper purpose, the
      Directors may provide that the Register of Shareholders shall be closed for transfers for a stated period which shall not in any case exceed thirty days.

19.2  In lieu of, or apart from, closing the Register of Shareholders, the
      Directors may fix in advance or arrears a date as the record date for any such determination of Shareholders entitled to notice of, or to vote at any meeting of the Shareholders or any adjournment thereof, or for the purpose of determining the Shareholders entitled to receive payment of any dividend or in order to make a determination of Shareholders for any other proper purpose.

19.3  If the Register of Shareholders is not so closed and no record date is fixed for the determination of Shareholders entitled to notice of, or to vote at, a meeting of Shareholders or Shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is sent or the date on which the resolution of the Directors declaring such dividend is passed, as the case may be, shall be the record date for such determination of Shareholders. When a determination of Shareholders entitled to vote at any meeting of Shareholders has been made as provided in this Article, such determination shall apply to any adjournment thereof.

20    NON RECOGNITION OF TRUSTS

      The Company shall not be bound by or compelled to recognise in any way
      (even when notified) any equitable, contingent, future or partial interest in any Share, or (except only as is otherwise

                                                                              15

      provided by these Articles or the Statute) any other rights in respect of any Share other than an absolute right to the entirety thereof in the registered holder.

21    CALL ON SHARES

21.1  Subject to the terms on which such Shares have been issued the Directors may, from time to time, make calls upon the Shareholders in respect of any monies unpaid on their Shares (whether in respect of par value or premium), and each Shareholder shall (subject to receiving at least fourteen days notice specifying the time or times of payment) pay to the
      Company at the time or times so specified the amount called on the Shares.
      A call may be revoked or postponed as the Directors may determine. A call may be required to be paid by instalments. A person upon whom a call is made shall remain liable for calls made upon that person notwithstanding the subsequent Transfer of the Shares in respect of which the call was made.

21.2  A call shall be deemed to have been made at the time when the resolution of the Directors authorising such call was passed.

21.3  The joint holders of a Share shall be jointly and severally liable to pay all calls in respect thereof.

21.4  If a call remains unpaid after it has become due and payable, the person from whom it is due shall pay interest on the amount unpaid from the day it became due and payable until it is paid at such rate as the Directors may determine, but the Directors may waive payment of the interest wholly or in part.

21.5  An amount payable in respect of a Share on issue or allotment, or on any fixed date, whether on account of the par value of the Share or premium or otherwise, shall be deemed to be a call and if it is not paid all the provisions of these Articles shall apply as if that amount had become due and payable by virtue of a call.

21.6  The Directors may issue Shares with different terms as to the amount and times of payment of calls, or the interest to be paid.

21.7  The Directors may, if they think fit, receive an amount from any
      Shareholder willing to advance all or any part of the monies uncalled and unpaid upon any Shares held by it, and may (until the amount would otherwise become payable) pay interest at such rate as may be agreed upon between the Directors and the Shareholder paying such amount in advance.

21.8  No such amount paid in advance of calls shall entitle the Shareholder paying such amount to any portion of a dividend declared in respect of any period prior to the date upon which such amount would, but for such payment, become payable.

22    FORFEITURE OF SHARES

22.1  If a call remains unpaid after it has become due and payable the Directors may give to the person from whom it is due not less than fourteen clear days notice requiring payment of the amount unpaid together with any interest, which may have accrued. The notice shall specify where payment is to be made and shall state that if the notice is not complied with the
      Shares in respect of which the call was made will be liable to be forfeited.

22.2  If the terms of the notice referred to in the previous Article are not complied with, any Share in respect of which such notice was given may, before the payment required by the notice has been

                                                                              16

      made, be forfeited by a resolution of the Directors. Such forfeiture shall include all dividends or other monies declared payable in respect of the forfeited Share and not paid before the forfeiture.

22.3  A forfeited Share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the Directors think fit and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the Directors think fit. Where, for the purposes of its disposal, a forfeited Share is to be Transferred to any person the
      Directors may authorise any person to execute an instrument of Transfer of the Share in favour of that person.

22.4  A person, any of whose Shares have been forfeited, shall cease to be a
      Shareholder in respect of them and shall surrender to the Company for cancellation any certificate for the Shares forfeited. That person shall however remain liable to pay to the Company all monies which, at the date of forfeiture, were payable by such person to the Company in respect of those Shares, together with interest thereon at the rate specified by the
      Directors, but such person's liability shall cease if and when the Company shall have received payment in full of all monies due and payable by such person in respect of those Shares.

22.5  A certificate in writing under the hand of one Director or officer of the
      Company that a Share has been forfeited on a specified date shall be conclusive evidence of the fact as against all persons claiming to be entitled to the Share. The certificate shall (subject to the execution of an instrument of Transfer) constitute a good title to the Share and the person to whom the Share is disposed of shall not be bound to see to the application of the purchase money, if any, nor shall such person's title to the Share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the Share.

22.6  The provisions of these Articles as to forfeiture of Shares shall apply in the case of non-payment of any sum which, pursuant to the terms of issue of a Share, becomes payable at a fixed time, whether on account of the par value of the Share or by way of premium as if it had been payable by virtue of a call duly made and notified.

23    LIEN ON SHARES

23.1  The Company shall have a first and paramount lien on all Shares (whether fully paid-up or not) registered in the name of a Shareholder (whether solely or jointly with others) for all debts, liabilities or engagements to or with the Company (whether presently payable or not) by such
      Shareholder or such Shareholder's estate, either alone or jointly with any other person, whether a Shareholder or not, but the Directors may at any time declare any Share to be wholly or in part exempt from the provisions of this Article. The registration of a Transfer of any such Share shall operate as a waiver of the Company's lien thereon. The Company's lien on a
      Share shall also extend to any amount payable in respect of that Share.

23.2  The Company may sell, in such manner as the Directors think fit, any
      Shares on which the Company has a lien, if a sum in respect of which the lien exists is presently payable, and is not paid within fourteen clear days after notice has been given to the holder of the Shares, or to the person entitled to it in consequence of the death or bankruptcy of the holder, demanding payment and stating that if the notice is not complied with the Shares may be sold.

23.3  To give effect to any such sale the Directors may authorise any person to execute an instrument of Transfer of the Shares sold to, or in accordance with the directions of, the purchaser. The purchaser or such purchaser's nominee shall be registered as the holder of the Shares comprised in any such Transfer, and the purchaser shall not be bound to see to the application of the

                                                                              17

      purchase money, nor shall the purchaser's title to the Shares be affected by any irregularity or invalidity in the sale or the exercise of the
      Company's power of sale under these Articles.

23.4  The net proceeds of such sale after payment of costs, shall be applied in payment of such part of the amount in respect of which the lien exists as is presently payable and any balance shall (subject to a like lien for sums not presently payable as existed upon the Shares before the sale) be paid to the person entitled to the Shares at the date of the sale.

24    AMENDMENTS OF MEMORANDUM AND ARTICLES AND ALTERATION OF CAPITAL

24.1  The Company may, by Ordinary Resolution:

      (a)  increase its share capital by such sum and with such rights, priorities and privileges annexed thereto, as the resolution shall prescribe;

      (b)  consolidate and divide all or any of its share capital into Shares of larger amount than its existing Shares;

      (c)  by subdivision of its existing Shares or any of them divide the whole or any part of its share capital into Shares of smaller amount than is fixed by the Memorandum; and

      (d)  cancel any Shares that at the date of the passing of the resolution have not been taken or agreed to be taken by any person.

24.2  All new Shares created in accordance with the provisions of the preceding
      Article shall be subject to the same provisions of these Articles with reference to liens, Transfer, transmission and otherwise as the Shares in the original share capital.

24.3  Subject to the provisions of the Statute and the provisions of these
      Articles as regards the matters to be dealt with by Ordinary Resolution the Company may, by Special Resolution:

      (a)  change its name;

      (b)  alter or add to these Articles;

      (c)  alter or add to the Memorandum with respect to any objects, powers or other matters specified therein; and

      (d)  reduce its share capital or any capital redemption reserve fund.

25    REGISTERED OFFICE

      Subject to the provisions of the Statute, the Company may by resolution of the Directors change the location of its Registered Office. The Company may, in addition to its Registered Office, maintain such other offices or places of business as the Directors determine.

26    GENERAL MEETINGS

26.1  All general meetings other than annual general meetings shall be called extraordinary general meetings. The Directors may call general meetings.

                                                                              18

26.2  The Company may, but shall not be obliged to hold a general meeting in each year as its annual general meeting, and shall specify the meeting as such in the notice calling it. Any annual general meeting shall be held at such time and place as the Directors shall determine.

26.3  The Directors shall, on a Shareholders' requisition, forthwith proceed to convene an extraordinary general meeting of the Company. A Shareholders'
      requisition is a requisition of Shareholders of the Company holding at the date of deposit of the requisition not less than ten per cent. in Net
      Asset Value of the Shares as at that date which carry the right to vote at general meetings of the Company.

26.4  The requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the Registered Office, and may consist of several documents in like form each signed by one or more requisitionists.

26.5  If the Directors do not, within twenty-one days from the date of the deposit of the requisition, duly proceed to convene a general meeting to be held within a further twenty-one days, the requisitionists, or any of them representing more than one-half of the total voting rights of all of them, may themselves convene a general meeting, but any meeting so convened shall not be held after the expiration of three months after the expiration of the first above-mentioned twenty-one days.

26.6  A general meeting convened as aforesaid by requisitionists shall be convened in the same manner, as nearly as possible, as that in which general meetings are to be convened by Directors.

27    NOTICE OF GENERAL MEETINGS

27.1  At least five Business Days' notice shall be given of any general meeting.
      Every notice shall be exclusive of the day on which it is given or deemed to be given and of the day on which the meeting is to be held and shall specify the place, the day and the hour of the meeting and the general nature of the business and shall be given in the manner hereinafter mentioned or in such other manner if any as may be prescribed by the
      Company, provided that a general meeting of the Company shall, whether or not the notice specified in this Article has been given and whether or not the provisions of these Articles regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed:

      (a)  in the case of an annual general meeting, by all the Shareholders entitled to attend and vote thereat; and

      (b)  in the case of an extraordinary general meeting, by a majority in number of the Shareholders having the right to attend and vote at the meeting, being a majority together holding not less than ninety five per cent. in Net Asset Value of the Shares giving that right.

27.2  The accidental omission to give notice of a general meeting to, or the non receipt of notice of a meeting by, any person entitled to receive notice thereof shall not invalidate the proceedings of that meeting.

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28    PROCEEDINGS AT GENERAL MEETINGS

28.1  No business shall be transacted at any general meeting unless a quorum is present. A quorum shall be one or more Shareholders (present in person, by proxy or authorised corporate representative, as the case may be) entitled to attend and vote and representing not less than twenty per cent. in Net
      Asset Value of all of the Shares in issue and carrying the right to vote at the meeting.

28.2  A person may, with the consent of the Directors, participate at a general meeting by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other. Participation by a person in a general meeting in this manner is treated as presence in person at that meeting.

28.3  A resolution (including a Special Resolution) in writing (in one or more counterparts) signed by all Shareholders for the time being entitled to receive notice of and to attend and vote at general meetings (or, being corporations or other non-natural persons, signed by their duly authorised representatives) shall be as valid and effective as if the resolution had been passed at a general meeting of the Company duly convened and held.

28.4  If a quorum is not present within half an hour from the time appointed for the meeting or if during such a meeting a quorum ceases to be present, the meeting, if convened upon the requisition of Shareholders, shall be dissolved and in any other case it shall stand adjourned to the same day in the next week at the same time and place or to such other day, time or such other place as the Directors may determine, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting the Shareholders present shall be a quorum.

28.5  The chairman, if any, of the board of Directors shall preside as chairman at every general meeting of the Company, or if there is no such chairman, or if the chairman shall not be present within fifteen minutes after the time appointed for the holding of the meeting, or is unwilling to act, the
      Directors present shall elect one of their number to be chairman of the meeting.

28.6  If no Director is willing to act as chairman, or if no Director is present within fifteen minutes after the time appointed for holding the meeting, the Shareholders present shall choose one of their number to be chairman of the meeting.

28.7  The chairman may, with the consent of a meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a general meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Otherwise it shall not be necessary to give any such notice.

28.8  A resolution put to the vote of a meeting shall be decided on a show of hands unless before, or on the declaration of the result of, the show of hands, the chairman or any Shareholder present in person or by proxy (or in the case of a non-natural person, by its duly authorised representative or by proxy) demands a poll.

28.9  Unless a poll is duly demanded a declaration by the chairman that a resolution has been carried or carried unanimously, or by a particular majority, or lost or not carried by a particular majority, an entry to that effect in the minutes of the proceedings of the meeting shall be conclusive

                                                                              20

      evidence of that fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

28.10 The demand for a poll may be withdrawn.

28.11 Except on a poll demanded on the election of a chairman or on a question of adjournment, a poll shall be taken as the chairman directs, and the result of the poll shall be deemed to be the resolution of the general meeting at which the poll was demanded.

28.12 A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the chairman of the general meeting directs, and any business other than that upon which a poll has been demanded or is contingent thereon may proceed pending the taking of the poll.

28.13 In the case of an equality of votes, whether on a show of hands or on a poll, the chairman shall not be entitled to a second or casting vote.

29    VOTES OF SHAREHOLDERS

29.1  The Directors may issue Shares on terms that they are non-voting or on terms that no matter the number of Shares held by a particular
      Shareholder, such Shareholder shall not be entitled to exercise voting rights exceeding such percentage of the total voting rights attributable to all the Shares then in issue as the Directors and such Shareholder may agree or as the Directors may determine. Subject thereto and to any rights or restrictions attached to any Shares, on a show of hands every
      Shareholder holding Shares carrying the right to vote on the matter in question who (being an individual) is present in person or by proxy or (if a corporation or other non-natural person) is present by its duly authorised representative or by proxy, shall have one vote and on a poll the voting rights attributable to each Share carrying the right to vote on the matter in question shall be calculated by reference to the Net Asset
      Value per Share (calculated as at the most recent Valuation Date) and not on the basis of one Share, one vote.

29.2  In the case of joint holders of record, the vote of the senior holder who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders. Seniority among joint holders shall be determined by the order in which the names of the holders stand in the Register of Shareholders.

29.3  A Shareholder of unsound mind, or in respect of whom an order has been made by any court or authority having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by the Shareholder's committee, receiver, curator bonis, or other similar person appointed on such
      Shareholder's behalf by that court or authority and any such committee, receiver, curator bonis or other similar person may vote by proxy.

29.4  No person shall be entitled to vote at any general meeting unless such person is registered as a Shareholder on the record date for such meeting, nor unless all calls or other monies then payable by such person in respect of such Shares have been paid.

29.5  No objection shall be raised to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is purported to be given or tendered and every vote not disallowed at the meeting shall be valid. Any objection made in due time shall be referred to the chairman whose decision shall be final and conclusive.

                                                                              21

29.6  On a poll or on a show of hands votes may be cast either personally or by proxy. A Shareholder may appoint more than one proxy or the same proxy under one or more instruments to attend and vote at a meeting. Where a
      Shareholder appoints more than one proxy the instrument of proxy shall state which proxy is entitled to vote on a show of hands.

29.7  A Shareholder holding more than one Share need not cast the votes in respect of his Shares in the same way on any resolution and therefore may vote a Share or some or all such Shares either for or against a resolution and/or abstain (any such abstentions to count neither for nor against the resolution) from voting a Share or some or all of the Shares and, subject to the terms of the instrument appointing it, a proxy appointed under one or more instruments may vote a Share or some or all of the Shares in respect of which such proxy is appointed either for or against a resolution and/or abstain from voting.

30    PROXIES

30.1  The instrument appointing a proxy shall be in writing, be executed under the hand of the appointor or of such appointor's attorney duly authorised in writing or, if the appointor is a corporation or other non-natural person, under the hand of an officer or other person duly authorised for that purpose. A proxy need not be a Shareholder of the Company.

30.2  The Directors may, in the notice convening any meeting or adjourned meeting, or in an instrument of proxy sent out by the Company, specify the place and the time (being not later than the time for holding the meeting or adjourned meeting to which the proxy relates) at which the instrument appointing a proxy shall be deposited. In the absence of any such direction from the Directors in the notice convening any meeting or adjourned meeting, the instrument appointing a proxy shall be deposited at the Registered Office not less than 48 hours before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote.

30.3  The chairman may in any event, at the chairman's discretion, declare that an instrument of proxy shall be deemed to have been duly deposited. An instrument of proxy that is not deposited in the manner permitted and which has not been declared to have been duly deposited by the chairman, shall be invalid.

30.4  The instrument appointing a proxy may be in any usual or common form and may be incorporated within any subscription agreement or other document signed by or on behalf of the Shareholder. An instrument appointing a proxy may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked. An instrument appointing a proxy shall be deemed to include the power to demand or join or concur in demanding a poll.

30.5  Votes given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the Transfer of the Share in respect of which the proxy is given unless notice in writing of such death, insanity, revocation or
      Transfer was received by the Company at the Registered Office before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

31    CORPORATE SHAREHOLDERS

      Any corporation or other non-natural person which is a Shareholder of the
      Company may in accordance with its constitutional documents, or in the absence of such provision by resolution of

                                                                              22

      its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any
      Class of Shareholders, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which such person represents as the corporation could exercise if it were an individual
      Shareholder.

32    SHARES BENEFICIALLY OWNED BY THE COMPANY

      Shares of the Company that are beneficially owned by the Company shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding Shares at any given time.

33    DIRECTORS

      There shall be a board of Directors consisting of not less than one person
      (exclusive of alternate Directors) provided however that the Company may from time to time by Ordinary Resolution increase or reduce the limits in the number of Directors. The first Directors of the Company shall be determined in writing by, or appointed by a resolution of, the subscriber to the Memorandum.

34    POWERS OF DIRECTORS

34.1  Subject to the provisions of the Statute, the Memorandum and the Articles and to any directions given by Special Resolution, the business of the
      Company shall be managed by the Directors who may exercise all the powers of the Company. No alteration of the Memorandum or these Articles and no such direction shall invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that direction had not been given. A duly convened meeting of Directors at which a quorum is present may exercise all powers exercisable by the Directors.

34.2  All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall determine by resolution.

34.3  The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof and to issue debentures, debenture stock, mortgages, bonds and other such securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.
      Notwithstanding the foregoing, the Directors shall not exercise the powers specified in this Article in breach of any limits or restrictions specified in the Offering Memorandum.

35    APPOINTMENT AND REMOVAL OF DIRECTORS

35.1  The Company may, by a resolution of a simple majority in number of the
      Shareholders, appoint any person to be a Director and may, by a resolution of a simple majority in number of the Shareholders, remove any Director.

35.2  The Directors may appoint any person to be a Director, either to fill a vacancy or as an additional Director provided that the appointment does not cause the number of Directors to exceed any number fixed by or in accordance with these Articles as the maximum number of Directors.

                                                                              23

36    VACATION OF OFFICE OF DIRECTOR

      The office of a Director shall be vacated if:

      (a)   the Director gives notice in writing to the Company that such
            Director resigns the office of Director;

      (b)   the Director is absent (without being represented by proxy or an alternate Director appointed by such Director) from three
            consecutive meetings of the board of Directors without special leave of absence from the Directors, and they pass a resolution that such
            Director has by reason of such absence vacated office;

      (c)   the Director dies, becomes bankrupt or makes any arrangement or composition with such Director's creditors generally;

      (d)   the Director is or becomes of unsound mind;

      (e)   the Director ceases to be a Director by virtue of, or is prohibited from being a Director by, an order made pursuant to any law or regulation binding on the Company; or

      (f)   all the other Directors of the Company (being not less than two in number) resolve that such Director should be removed as a Director.

37    PROCEEDINGS OF DIRECTORS

37.1  The quorum for the transaction of the business of the Directors may be fixed by the Directors, and unless so fixed shall be two if there are two or more Directors, and shall be one if there is only one Director. A person who holds office as an alternate Director shall, if such person's appointor is not present, be counted in the quorum. A Director who also acts as an alternate Director shall, if such Director's appointor is not present, count twice towards the quorum.

37.2  Subject to the provisions of these Articles, the Directors may regulate their proceedings as they think fit. Questions arising at any meeting shall be decided by a majority of votes. In the case of an equality of votes, the chairman shall not have a second or casting vote. A Director who is also an alternate Director shall be entitled in the absence of such
      Director's appointor to a separate vote on behalf of such Director's appointor in addition to such Director's own vote.

37.3  A person may participate in a meeting of the Directors or committee of
      Directors by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other at the same time. Participation by a person in a meeting in this manner is treated as presence in person at that meeting.
      Unless otherwise determined by the Directors, the meeting shall be deemed to be held at the place where the chairman is located at the start of the meeting.

37.4  A resolution in writing (in one or more counterparts) signed by all the
      Directors or all the members of a committee of Directors (an alternate
      Director being entitled to sign such a resolution on behalf of such alternate Director's appointor) shall be as valid and effectual as if it had been passed at a meeting of the Directors, or committee of Directors as the case may be, duly convened and held.

                                                                              24

37.5  A Director or alternate Director may, or other officer of the Company at the direction of a Director or alternate Director may call a meeting of the Directors by at least two days notice in writing to every Director and alternate Director which notice shall set forth the general nature of the business to be considered unless notice is waived by all the Directors (or their alternates) either at, before or after the meeting is held.

37.6  The continuing Directors may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose.

37.7  The Directors may elect a chairman of their board and determine the period for which the chairman is to hold office; but if no such chairman is elected, or if at any meeting the chairman is not present within five minutes after the time appointed for holding the same, the Directors present may choose one of their number to be chairman of the meeting.

37.8  All acts done by any meeting of the Directors or of a committee of
      Directors (including any person acting as an alternate Director) shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or alternate Director, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and qualified to be a Director or alternate
      Director as the case may be.

37.9  A Director but not an alternate Director may be represented at any meetings of the board of Directors by a proxy appointed in writing by such
      Director. The proxy shall count towards the quorum and the vote of the proxy shall for all purposes be deemed to be that of the appointing
      Director.

38    PRESUMPTION OF ASSENT

      A Director who is present at a meeting of the board of Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless the Director's dissent shall be entered in the minutes of the meeting or unless the Director shall file such Director's written dissent from such action with the person acting as the chairman or secretary of the meeting before the close or adjournment thereof or shall forward such dissent by personal delivery, courier or registered post to such person immediately after the close or adjournment of the meeting.
      Such right to dissent shall not apply to a Director who voted in favour of such action.

39    DIRECTORS' INTERESTS

39.1  A Director may hold any other office or place of profit under the Company
      (other than the office of Auditor) in conjunction with such Director's office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.

39.2  A Director may act alone or by such Director's firm in a professional capacity for the Company and the Director or such Director's firm shall be entitled to remuneration for professional services as if such Director were not a Director or alternate Director.

39.3  A Director or alternate Director of the Company may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as shareholder or otherwise, and no such Director or alternate Director shall be

                                                                              25

      accountable to the Company for any remuneration or other benefits received by such Director or alternate Director as a director or officer of, or from such Director or alternate Director's interest in, such other company.

39.4  No person shall be disqualified from the office of Director or alternate
      Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director or alternate Director shall be in any way interested be or be liable to be avoided, nor shall any Director or alternate Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or transaction by reason of such Director holding office or of the fiduciary relationship thereby established. A Director (or such Director's alternate Director in such
      Director's absence) shall be at liberty to vote in respect of any contract or transaction in which such Director is interested provided that the nature of the interest of any Director or alternate Director in any such contract or transaction shall be disclosed by such Director at or prior to such Director's consideration and any vote thereon.

39.5  A general notice that a Director or alternate Director is a shareholder, director, officer or employee of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure for the purposes of voting on a resolution in respect of a contract or transaction in which such Director has an interest, and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

40    MINUTES

      The Directors shall cause minutes to be made in books kept for the purpose of all appointments of officers made by the Directors, all proceedings at meetings of the Company or the holders of any Class of Shares and of the
      Directors, and of committees of Directors including the names of the
      Directors or alternate Directors present at each meeting.

41    DELEGATION OF DIRECTORS' POWERS

41.1  The Directors may delegate any of their powers to any committee consisting of one or more Directors or such other persons as the Directors may designate. They may also delegate to any managing director or any Director holding any other executive office such of their powers as they consider desirable to be exercised by such managing director or any Director provided that an alternate Director may not act as managing director and the appointment of a managing director shall be revoked forthwith if such managing director ceases to be a Director. Any such appointment may be made subject to any conditions the Directors may impose, and either collaterally with or to the exclusion of their own powers and may be revoked or altered. Subject to any such conditions, the proceedings of a committee of Directors shall be governed by these Articles regulating the proceedings of Directors, so far as they are capable of applying.

41.2  The Directors may establish any committees, local boards or agencies or appoint any person to be a manager or agent for managing the affairs of the Company and may appoint any person to be a member of such committees or local boards. Any such appointment may be made either collaterally with or to the exclusion of the Directors' powers, shall be subject to any conditions the Directors may impose, and may be revoked or altered.
      Subject to any such conditions, the proceedings of any such committee, local board or agency shall be governed by these Articles regulating the proceedings of Directors, so far as they are capable of applying.

                                                                              26

41.3  The Directors may by power of attorney or otherwise appoint any company, firm, person or body of persons to be the attorney or authorised signatory of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorneys or authorised signatories as the Directors may think fit and may also authorise any such attorney or authorised person to delegate all or any of the powers, authorities and discretions vested in such attorney or authorised person.

41.4  The Directors may appoint such officers as they consider necessary on such terms, at such remuneration (if any) and to perform such duties, and subject to such provisions as to disqualification and removal as the
      Directors may think fit. Unless otherwise specified in the terms of such officer's appointment an officer may be removed by resolution of the
      Directors or Shareholders.

42    ALTERNATE DIRECTORS

42.1  Any Director (other than an alternate Director) may by written notice to the Company appoint any other Director, or any other person willing to act, to be an alternate Director and by written notice to the Company may remove from office an alternate Director so appointed by the Director.

42.2  An alternate Director shall be entitled to receive notice of all meetings of Directors and of meetings of committees of Directors of which such alternate Director's appointor is a member, to attend and vote at every such meeting at which the Director appointing such alternate Director is not personally present, and generally to perform all the functions of such alternate Director's appointor as a Director in such Director's absence.

42.3  An alternate Director shall cease to be an alternate Director if such alternate Director's appointor ceases to be a Director.

42.4  Any appointment or removal of an alternate Director shall be by notice to the Company signed by the Director making or revoking the appointment or in any other manner approved by the Directors.

42.5  An alternate Director shall be deemed for all purposes to be a Director and shall alone be responsible for such alternate Director's own acts and defaults and shall not be deemed to be the agent of the Director appointing such alternate Director.

43    NO MINIMUM SHAREHOLDING FOR DIRECTORS

      The Company in general meeting may fix a minimum shareholding required to be held by a Director, but unless and until such a shareholding qualification is fixed a Director shall not be required to hold Shares.

44    REMUNERATION OF DIRECTORS

44.1  The remuneration to be paid to the Directors, if any, shall be such remuneration as the Directors shall determine. The Directors shall also be entitled to be paid all travelling, hotel and other expenses properly incurred by them in connection with their attendance at meetings of
      Directors or committees of Directors, or general meetings of the Company, or separate meetings of the

                                                                              27

      holders of any Class of Shares or debentures of the Company, or otherwise in connection with the business of the Company, or to receive a fixed allowance in respect thereof as may be determined by the Directors, or a combination partly of one such method and partly the other.

44.2  The Directors may by resolution approve additional remuneration to any
      Director for any services other than such Director's ordinary routine work as a Director. Any fees paid to a Director who is also counsel to the
      Company, or otherwise serves it in a professional capacity, shall be in addition to such Director's remuneration as a Director.

45    SEAL

      The Company may, if the Directors so determine, have a Seal, which shall only be used by the authority of the Directors or of a committee of the
      Directors authorised by the Directors. Every instrument to which the Seal has been affixed shall be signed by at least one person who shall be either a Director or some officer or other person authorised by the
      Directors for the purpose.

46    DIVIDENDS, DISTRIBUTIONS AND RESERVES

46.1  Subject to the Statute, these Articles, and the special rights attaching to Shares of any Class and/or Series, the Directors may, in their absolute discretion, declare dividends and distributions on Shares of any Class and/or Series in issue and authorise payment of the dividends or distributions out of the relevant Separate Account in respect of such
      Shares. No dividend or distribution shall be paid except out of the realised or unrealised profits of the Company, or out of the share premium account attributable to Shares of the Class and/or Series in respect of which the dividend or distribution is proposed to be paid, or as otherwise permitted by the Statute.

46.2  Except as otherwise provided by the rights attached to Shares, or as otherwise determined by the Directors, all dividends and distributions in respect of Shares of a particular Class and/or Series shall be declared and paid according to the Net Asset Value of the Shares of the Class and/or Series that a Shareholder holds. If any Share is issued on terms providing that it shall rank for dividend or distribution as from a particular date, that Share shall rank for dividend or distribution accordingly.

46.3  The Directors may deduct and withhold from any dividend or distribution otherwise payable to any Shareholder all sums of money (if any) then payable by it to the Company on account of calls or otherwise or any monies which the Company is obliged by law to pay to any taxing or other authority.

46.4  Under no circumstances may the assets (or the income derived from such assets) attributed to a Separate Account in respect of any Class and/or
      Series be used to pay a dividend in respect of a Separate Account that is attributed to any other Class and/or Series.

46.5  The Directors may declare that any dividend or distribution be paid wholly or partly by the distribution of specific assets and in particular of shares, debentures or securities of any other company or in any one or more of such ways and, where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional Shares and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Shareholders upon the basis of the value so fixed in order to adjust the rights of all Shareholders and may vest any such specific assets in trustees as may seem expedient to the
      Directors.

                                                                              28

46.6  Any dividend, distribution, interest or other monies payable in cash in respect of Shares may be paid by wire transfer to the holder or by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the registered address of the holder who is first named on the Register of Shareholders or to such person and to such address as such holder or joint holders may in writing direct. Every such cheque or warrant shall (unless the Directors in their sole discretion otherwise determine) be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any dividends, bonuses, or other monies payable in respect of the Share held by them as joint holders.

46.7  Any dividend or distribution which cannot be paid to a Shareholder and/or which remains unclaimed after six months from the date of declaration of such dividend or distribution may, in the discretion of the Directors, be paid into a separate account in the Company's name, provided that the
      Company shall not be constituted as a trustee in respect of that account and the dividend or distribution shall remain as a debt due to the
      Shareholder. Any dividend or distribution which remains unclaimed after a period of six years from the date of declaration of such dividend or distribution shall be forfeited and shall revert to the Company.

46.8  No dividend or distribution shall bear interest against the Company.

47    CAPITALISATION

47.1  The Directors may capitalise any sum standing to the credit of any of the
      Company's reserve accounts (including share premium account and capital redemption reserve) or any sum standing to the credit of profit and loss account or otherwise available for distribution and to appropriate such sum to Shareholders of any Class and/or Series in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of dividend and to apply such sum on their behalf in paying up in full unissued Shares for allotment and distribution credited as fully paid-up to and amongst them in the proportion aforesaid.
      In such event the Directors shall do all acts and things required to give effect to such capitalisation, with full power to the Directors to make such provisions as they think fit for the case of Shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the
      Shareholders concerned). The Directors may authorise any person to enter into an agreement with the Company, on behalf of all of the Shareholders interested, providing for such capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

48    BOOKS OF ACCOUNT

48.1  The Directors shall cause proper books of account to be kept with respect to all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place, all sales and purchases of goods by the Company and the assets and liabilities of the
      Company. Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company's affairs, and to explain its transactions.

48.2  The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Shareholders not being Directors and no Shareholder (not being a Director) shall have any right of inspecting any account or book or document of the

                                                                              29

      Company except as conferred by Statute, or authorised by the Directors or by the Company in general meeting.

48.3  The Directors may from time to time cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.

49    AUDIT

49.1  The Directors may appoint an Auditor of the Company who shall hold office on such terms as the Directors determine.

49.2  Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the Auditor.

49.3  Any Auditors of the Company shall, if so required by the Directors, make a report on the accounts of the Company during their tenure of office at the next annual general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an ordinary company, and at the next extraordinary general meeting following their appointment in the case of a company which is registered with the
      Registrar of Companies as an exempted company, and at any other time during their term of office, upon request of the Directors or any general meeting of the Shareholders.

50    NOTICES

50.1  Notices shall be in writing and may be given by the Company to any
      Shareholder either personally or by sending it by courier, post, cable, telex, fax or e-mail to the Shareholder or to the address as shown in the
      Register of Shareholders (or where the notice is given by e-mail by sending it to the e-mail address provided by such Shareholder). Any notice, if posted from one country to another, is to be sent airmail.

50.2  Where a notice is sent by courier, service of the notice shall be deemed to be effected by delivery of the notice to a courier company, and shall be deemed to have been received on the third day (not including Saturdays or Sundays or public holidays) following the day on which the notice was delivered to the courier. Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, pre paying and posting a letter containing the notice, and shall be deemed to have been received on the fifth day (not including Saturdays or Sundays or public holidays in the Cayman Islands) following the day on which the notice was posted. Where a notice is sent by cable, telex or fax, service of the notice shall be deemed to be effected by properly addressing and sending such notice and shall be deemed to have been received on the same day that it was transmitted. Where a notice is given by e-mail service shall be deemed to be effected by transmitting the e-mail to the e-mail address provided by the intended recipient and shall be deemed to have been received on the same day that it was sent, and it shall not be necessary for the receipt of the e-mail to be acknowledged by the recipient.

50.3  A notice may be given by the Company to the person or persons which the
      Company has been advised are entitled to a Share or Shares in consequence of the death or bankruptcy of a Shareholder in the same manner as other notices which are required to be given under these Articles and shall be addressed to them by name, or by the title of representatives of the

                                                                              30

      deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

50.4  Notice of every general meeting shall be given in the manner authorised by these Articles to every person shown as holding Shares carrying an entitlement to receive such notice in the Register of Shareholders on the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the
      Register of Shareholders and every person upon whom the ownership of a
      Share devolves by reason of such person being a legal personal representative or a trustee in bankruptcy of a Shareholder where the
      Shareholder but for such Shareholder's death or bankruptcy would be entitled to receive notice of the meeting, and no other person shall be entitled to receive notices of general meetings.

51    WINDING UP

51.1  If the Company shall be wound up the liquidator shall apply the assets of the Company in satisfaction of creditors' claims in such manner and order as such liquidator thinks fit. The liquidator shall in relation to the assets available for distribution among the Shareholders make in the books of the Company such transfers thereof to and from Separate Accounts as may be necessary in order that the effective burden of such creditors' claims may be shared among the holders of Shares of different Classes and/or
      Series in such proportions as the liquidator in such liquidator's absolute discretion may think equitable.

51.2  Subject to the special rights attaching to Shares of any Class or Series, the balance shall then be paid to the holders of Shares in proportion to the Net Asset Value of the Shares held, subject to a deduction from those
      Shares in respect of which there are monies due, of all monies due to the
      Company for unpaid calls, or otherwise.

51.3  If the Company shall be wound up (whether the liquidation is voluntary or by or under the supervision of the Court) the liquidator may, with the authority of a resolution or resolutions passed by the holders of Shares
      (whether as a whole or at separate Class meetings), divide among the
      Shareholders in kind the whole or any part of the assets of the Company, and whether or not the assets shall consist of property of one kind or shall consist of property of different kinds, and may for such purposes set such value as the liquidator deems fair upon any one or more class or classes of property, and may determine how such division shall be carried out as between the Shareholders or different classes of Shareholders. The liquidator may, with the like authority, vest any part of the assets in trustees upon such trusts for the benefit of Shareholders as the liquidator, with the like authority, shall think fit, and the liquidation of the Company may be closed and the Company dissolved, but so that no
      Shareholder shall be compelled to accept any shares or other property in respect of which there is a liability.

52    INDEMNITY AND INSURANCE

52.1  Every Director or officer of the Company shall be indemnified out of the assets of the Company against any liability incurred by such Director or officer as a result of any act or failure to act in carrying out such
      Director's or officer's functions other than such liability (if any) that such Director or officer may incur by reason of such Director's or officer's own actual fraud or wilful default. No such Director or officer shall be liable to the Company for any loss or damage incurred by the
      Company as a result (whether direct or indirect) of the carrying out of such Director's or officer's

                                                                              31

      functions as a Director or officer, unless that liability arises through the actual fraud or wilful default of such Director or officer. References in this Article to actual fraud or wilful default mean a finding to such effect by a competent court in relation to the conduct of the relevant party.

52.2  The Directors, on behalf of the Company, may purchase and maintain insurance for the benefit of any Director or other officer of the Company against any liability which, by virtue of any rule of law, would otherwise attach to such person in respect of any negligence, default, breach of duty or breach of trust of which such person may be guilty in relation to the Company.

53    DISCLOSURE

      If required to do so under the laws of any jurisdiction to which the
      Company, the Investment Manager, the Administrator or any other service provider is subject, or in compliance with the rules of any stock exchange upon which the Company's Shares are listed, or to ensure the compliance by any person with any anti-money laundering law in any relevant jurisdiction, any Director, officer, the Investment Manager, the
      Administrator or Auditor of the Company shall be entitled to release or disclose any information in its possession regarding the affairs of the
      Company or a Shareholder including, without limitation, any information contained in the Register of Shareholders or subscription documentation of the Company relating to any Shareholder.

54    FINANCIAL YEAR

      Unless the Directors otherwise prescribe, the financial year of the
      Company shall end on 31st December in each year and, following the year of incorporation, shall begin on 1st January in each year.

55    TRANSFER BY WAY OF CONTINUATION

      The Company shall, subject to the provisions of the Statute and with the approval of a Special Resolution, have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

Certified to be a true and correct copy:

Sig: /s/ Flossiebell M. Maragh
     --------------------------
     Flossiebell M. Maragh

Date: 4 March 2008

[SEAL OF REGISTRAR OF COMPANIES EXEMPTED CAYMAN ISLANDS]

                                                                              32

              MORGAN STANLEY COMMODITIES ALPHA FUND (CAYMAN), LTD.
                                (the "Company")

WRITTEN RESOLUTION OF THE SOLE SHAREHOLDER OF THE COMPANY DATED 3 MARCH 2008

--------------------------------------------------------------------------------

IT IS HEREBY RESOLVED AS A SPECIAL RESOLUTION THAT the Memorandum and Articles
of Association of the Company currently in effect be and the same hereby are amended and restated by their deletion in their entirety and the substitution in their place of the Amended and Restated Memorandum and Articles of Association
annexed hereto.

/s/ Maples Corporate Services Limited
-------------------------------------
Signed for and on behalf of
Maples Corporate Services Limited

Certified to be a true and correct copy:

Sig: /s/ Flossiebell M. Maragh
     --------------------------
     Flossiebell M. Maragh

Date: 4 March, 2008

[SEAL OF REGISTRAR OF COMPANIES EXEMPTED CAYMAN ISLANDS]